Exhibit 99.1

News	FOR IMMEDIATE RELEASE

Heidrick & Struggles Announces Results

of Board Meeting and Annual Meeting

Richard I. Beattie Named Non-Executive Chairman

Board Authorizes New $50 Million Stock Repurchase Program

Shareholders Vote In Favor of All Three Proposals

CHICAGO (May 29, 2007) — Heidrick & Struggles International, Inc. (NASDAQ: HSII), the world’s premier executive search and leadership consulting firm, today announced that Richard I. Beattie has been elected Non-Executive Chairman of the company’s Board of Directors.

Beattie, 68, has served on the company’s Board since 2002. He currently is Chairman of Simpson Thacher & Bartlett, LLP and has practiced law at that firm since 1968. He also serves on the board of Harley-Davidson, Inc.

Beattie succeeds Thomas J. Friel, who stepped down as Chairman last week, in accordance with the company’s previously announced plan.

“As one of our longest-serving independent directors, Dick knows this company well and is an ideal choice to lead our Board,” said Heidrick & Struggles Chief Executive Officer Kevin Kelly. “He is a skilled advisor to global companies and I look forward to drawing upon his experience as we continue to enhance the Heidrick & Struggles brand.”

Presently the Heidrick & Struggles Board comprises seven independent directors and two internal directors, including Kelly.

The Board also authorized a new $50 million stock repurchase program. The company intends, from time to time, as business conditions warrant, to continue to purchase common stock in open market transactions or in negotiated or block trades. No time limit has been set for completion of the program. A portion of the repurchased shares is intended to offset dilution associated with the company’s employee equity programs.

Added Kelly: “We have made it clear that we intend to use our cash to provide a greater return for shareholders. Acquisitions that make good business sense are one way, a share repurchase program is another. We are pleased the Board supports and encourages this.”

The program will commence following the completion of the company’s current $50 million stock repurchase program – announced in May 2006 – under which approximately $19.9 million remains authorized and available as of May 29, 2007.

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Since October 2004, the company has repurchased more than 3.3 million shares of its common stock at an aggregate cost of approximately $110 million. At March 31, 2007, Heidrick & Struggles had approximately 19 million fully diluted shares outstanding.

Also, at last week’s Annual Meeting, Heidrick & Struggles shareholders voted in favor of all three proposals before them as described in the company’s 2007 proxy statement. Directors Beattie, Antonio Borges, and John A. Fazio were re-elected to serve on the Board until the Annual Meeting in 2010. Also approved were the 2007 Heidrick & Struggles GlobalShare Program and the Heidrick & Struggles Incentive Plan.

About Heidrick & Struggles International, Inc.

Heidrick & Struggles International, Inc. is the world’s premier provider of senior-level executive search and leadership consulting services, including talent management, board building, executive on-boarding and M&A effectiveness. For more than 50 years, we have focused on quality service and built strong leadership teams through our relationships with clients and individuals worldwide. Today, Heidrick & Struggles leadership experts operate from principal business centers in North America, Latin America, Europe and Asia Pacific. For more information about Heidrick & Struggles, please visit www.heidrick.com.

Safe Harbor Statement

This press release contains forward-looking statements. The forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and management’s beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. Factors that may affect the outcome of the forward-looking statements include, among other things: our ability to attract and retain qualified executive search consultants; the condition of the economies in the United States, Europe, or elsewhere; social or political instability in markets where we operate; the impact of foreign currency exchange rate fluctuations; price competition; the ability to forecast, on a quarterly basis, variable compensation accruals that ultimately are determined based on the achievement of annual results; delays or difficulties in integrating the Highland Partners search operations; an inability to achieve the planned cost savings from our cost-reduction initiatives; an inability to sublease or assign unused office space; our ability to realize our tax loss carryforwards; the timing of any deferred tax asset valuation allowance reversals; the mix of profit and loss by country; an impairment of our goodwill and other intangible assets; and delays in the development and/or implementation of new technology and systems. Our reports filed with the U.S. Securities and Exchange Commission also include information on factors that may affect the outcome of forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts

Media: Eric Sodorff at +1 312 496 1613 or esodorff@heidrick.com

Analysts: Julie Creed at +1 312 496 1774 or jcreed@heidrick.com

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